Exhibit 3.61

Secretary of State State of Illinois ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Article of Incorporation.

ARTICLE ONE	The name of the corporation is	Southern Illinois Riverboat/Casino Cruises, Inc.
(shall contain the word “corporation”, “company”, “incorporated”.

“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	The Prentice-Hall Corporation System, Inc.
		First Name	Middle Name	Last Name

	Registered Office	33 North LaSalle Street
		Number	Street	Suite (A P.O. Box alone is not acceptable)

		Chicago, IL	60602	Cook
		City	Zip Code	Country

ARTICLE THREE	The purpose or purposes for which the corporation is organized are: If not sufficient space to cover this point, add one or more sheets of this size.

To transact any or all lawful business for which corporations may be organized under the Business Corporation Act of 1983.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

	Class	Par Value per share	Number of shares authorized
	common	n/a	2,500

	Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
	If not sufficient space to cover this point, add one or more sheets of this size.
	n/a

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	Par Value per share	Number of shares proposed to be issued	Consideration to be received shares for
common	n/a	100	$ 100.00
			$ —
			$ —
			$ —
		TOTAL	$ 100.00

“A declaration as to a “per value” is optional. This apace may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL
The number of directors constituting the initial board of directors of the corporation is ________________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:
	Name	Residential Address

ARTICLE SEVEN OPTIONAL
(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
(d)	It is estimated that the gross amount of business which will be transacted from places of business in the state of Illinois during the following year will be:	$
ARTICLE EIGHT OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorising preemptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 5, 1990

	Signatures and Names		Post Office Address

1.	/s/Bernadette A. Brady	1.	150 West State Street
	Signature			Street

	Bernadette A. Brady		Trenton	N J	08608
	Name (please print)		City/Town	State	Zip

2.		2.
	Signature			Street

	Name (please print)		City/Town	State	Zip

3.		3.
	Signature			Street

	Name (please print)		City/Town	State	Zip

(Signatures must be in ink on original document, Carbon copy, xerox or rubber stamp signature may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

Form BICA-1.15 (Rev. Jan 1991)	STATEMENT OF CORRECTION	File# 5619-790.7

George H. Ryan Secretary of state Department of Business Services Springfield, IL 2756 Telephone (217) 785-2237	This space for use by Secretary of State	SUBMIT IN DUPLICATE This space for use by Secretary of State
		Date
	FILED	License Fee		$49.50
	MAY 24 1994	Franchise Tax		$375.00
Remit payment in check or money	PAID	Filing Fee		$25.00
order, payable to Secretary of State.	MAY 31 1994	Penalty		$144.30
	GEORGE H. RYAN SECRETARY OF STATE	Interest	$	_____
		Approved		593.80

1	CORPORATE NAME: Southern Illinois Riverboat/Casino Cruises, Inc.

2.	STATE OR COUNTRY OF INCORPORATION: Illinois

3.	Title of document to be corrected: Articles of Incorporation

4.	Date erroneous document was filed by Secretary of State: December 6, 1990

5.	Inaccuracy, error or defect;

(Briefly identify the error and explain how it occurred, Use reverse side or add one or more sheets of this size if necessary.)

Article Five – Consideration to be received therefor was incorrect. The correct amount should have been $100,000.00. The error was caused by a miscommunication between the attorneys completing the incorporation documents and the Company’s management.

6.	Corrected portion(s) of the document in corrected form:

(If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size)

Article Five – Consideration to be received therefor $100,000.00

7.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated March 9, 1999		Southern Illinois Riverboat/Casino Cruises, Inc.
(Exact Name of corporation)

attested by	/s/ ILLEGIBLE	by	/s/ ILLEGIBLE
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	PETER J. ARANOW, SECRETARY		DAVID FISHMAN PRESIDENT
	(Type or Print Name and Title)		(Type or Print Name and Title)